Exhibit 32.3 - Chief Financial Officer Certification (Section 906)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Adrenalina (the "Company") on Form 10-Q for the period ending June 30, 2008 as filed with the U. S. Securities and Exchange Commission on the date hereof (the "Report"). I, Michael Labinski, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Labinski
Michael Labinski
Chief Financial Officer

Date August 14, 2008